UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

March 1, 2012
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

(011) 972-3-7168383
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Joel Dagan, 37, was appointed Chief Financial Officer of the Registrant effective March 4, 2012. Prior to joining our company and from June 2010 until April 2011, Mr. Dagan was the chief financial officer and head of the finance department of Franzkalff GmbH, a subsidiary of Kaman Holdings, Ltd. Franzkalff is a leading German trading company engaged in the sale and distribution of first aid kits and products for senior citizens, among other things.  Previously and from April 2006, he served as vice president, chief financial officer and head of the finance department of Chip PC, Haifa LTD, a global technology leader in desktop virtualization and server-centric computing.

Mr. Dagan holds a B.A. degree in Economics & Accounting from Haifa University and is a certified public accountant (Israel).

Mr. Dagan salary will be approximately $85,000, plus the use of a company car and will receive the customary Israeli social benefits.

Mr. Dagan replaces Mr. Meir Ben-Hayon, who had been Acting Chief Financial Officer since July 2011 and will continue as a consultant to the company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1	Engagement Letter between the Registrant and Mr. Dagan dated March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 4, 2012

DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Registrant)

By:	/s/ Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Engagement Letter between the Registrant and Mr. Dagan dated March 1, 2012